Tidal Trust III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 118 and Amendment No. 121, to the Registration Statement on Form N-1A of VistaShares Animal Spirits Strategy ETF and VistaShares Animal Spirits Daily 2X Strategy ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 30, 2025